Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clint E. Stein and Ronald L. Farnsworth and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date
/s/ Clint E. Stein Clint E. Stein	President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2025

/s/ Ronald L. Farnsworth Ronald L. Farnsworth	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	September 2, 2025

/s/ Lisa M. White Lisa M. White	Executive Vice President, Principal Accounting Officer & Corporate Controller (Principal Accounting Officer)	September 2, 2025

/s/ Maria M. Pope Maria M. Pope	Board Chair	September 2, 2025

/s/ Mark A. Finkelstein Mark A. Finkelstein	Director	September 2, 2025

/s/ Eric S. Forrest Eric S. Forrest	Director	September 2, 2025

/s/ Steven R. Gardner Steven R. Gardner	Director	September 2, 2025

Exhibit 24.1

/s/ Randal L. Lund Randal L. Lund	Director	September 2, 2025

/s/ Luis F. Machuca Luis F. Machuca	Director	September 2, 2025

/s/ M. Christian Mitchell M. Christian Mitchell	Director	September 2, 2025

/s/ S. Mae Fujita Numata S. Mae Fujita Numata	Director	September 2, 2025

/s/ John F. Shultz John F. Schultz	Director	September 2, 2025

/s/ Elizabeth W. Seaton Elizabeth W. Seaton	Director	September 2, 2025

/s/ Jaynie M. Studenmund Jaynie M. Studenmund	Director	September 2, 2025

/s/ Hilliard C. Terry, III Hilliard C. Terry, III	Director	September 2, 2025

/s/ Anddria Varnado Anddria Varnado	Director	September 2, 2025